EXHIBIT 32.2

CERTIFICATION OF TREASURER AND CHIEF FINANCIAL OFFICER OF CHEMUNG FINANCIAL CORPORATION PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 19 U.S.C. 1350.

The undersigned, the, Treasurer and Chief Financial Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Corporation for the period ended June 30, 2009, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) nformation contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ John R. Battersby, Jr.

John R. Battersby, Jr.

Treasurer and Chief Financial Officer

August 7, 2009